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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  September 10, 1996

                 AmeriCredit Automobile Receivables Trust 1996-C
             (Exact Name of Registrant as specified in its charter)


       United States                33-98620                   88-0359494
       -------------                --------                   ----------
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)



                              c/o AmeriCredit Financial
                                    Services, Inc.
                              Attention:  Daniel E. Berce
                                   200 Bailey Avenue
                                  Fort Worth, TX 76107
                                  (Address of Principal
                                    Executive Office)

                                     (817) 332-7000
                                Registrant's phone number

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Item 5.        Other Events

     Information relating to distributions to Note and Certificate holders for the August, 1996, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

       Exhibit No.             Exhibit
       -----------             -------
           1.                  Servicer's Certificate for the August, 1996
                               Collection Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.


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                               EXHIBIT INDEX


Exhibit
-------
  1.            Servicer's Certificate for the August,
                1996 Collection Period relating to the
                Notes and Certificates issued by the
                Registrant.


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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1996-C

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Executive Vice President,
     Chief Financial Officer
     and Treasurer



September 10, 1996